EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 1997 which appears on page 45 of Integrated Device Technology, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 30, 1997.









Price Waterhouse LLP
San Jose, California
September 26, 1997